Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in the Registration Statement of Robinson Nugent, Inc. on Form S-8
(File No. 33-3822) of our reports dated August 3, 1999, appearing in, and incorporated by reference in, this Annual
Report on Form 10-K of Robinson Nugent, Inc. for the year ended June 30, 1999.


DELOITTE & TOUCHE LLP



Louisville, Kentucky
September 24, 1999










Exhibit 23.2



             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the registration statement on Form S-8 (No. 33-3822) of Robinson Nugent, Inc. (the Company) of our report dated August 5, 1997, relating to the consolidated financial statements and financial statement schedule of the Company as of and for the year ended June 30, 1997, which appears in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP


Louisville, Kentucky
September 24, 1999